American Skandia Trust
For the period ended 6/30/06
File number 811-5186
SUB-ITEM 77D
Policies with respect to Security Investments


THE PRUDENTIAL SERIES FUND
AMERICAN SKANDIA TRUST

Supplement dated June 28, 2006 to the
Statements of Additional Information (SAIs) dated May   1, 2006

This supplement sets out changes to certain subadvisory fee arrangements, as further explained below. The changes in subadvisory fees discussed in this supplement are effective on or about July 1, 2006. The following should be read in conjunction with each Fund's SAI and should be retained for future reference.

I. Effective on or about July 1, 2006, T. Rowe Price Associates, Inc. (T. Rowe Price) has voluntarily agreed to waive a portion of its subadvisory fee payable to T. Rowe Price under the subadvisory agreements between T. Rowe Price and Prudential Investments LLC and (as applicable) American Skandia Investment Services, Inc. The "Portfolio Subadvisers and Fee Rates" tables appearing in the section of each SAI titled "Management & Advisory Arrangements Subadvisers" are hereby revised by adding the following subadvisory fee waiver discussion to the subadvisory fee rate set out for each Portfolio (or portion thereof) subadvised by T. Rowe Price:


Effective on or about July 1, 2006, T. Rowe Price will voluntarily waive the compensation due to it under the subadvisory agreements for the indicated
Portfolios to the extent necessary to reduce


the effective monthly subadvisory fees for the portfolios listed below by the following percentages based on the combined average daily net assets
of the portfolios listed below:




Combined Asset Levels
Percentage Fee
Waiver

Assets up to $750 million
No Fee
Reduction


Assets between $750 million
and $1.5 billion
5.0% Fee
Reduction


Assets between $1.5 billion
and $3.0 billion
7.5% Fee
Reduction


Assets above $3.0 billion
10.0% Fee
Reduction









The assets for each Portfolio, or portion thereof subadvised by T. Rowe Price, and the subadvisory fees of the portfolios listed below will be aggregated for purposes of calculating the amount of the monthly subadvisory fee waiver:


American Skandia Trust AST T. Rowe Price
Asset Allocation Portfolio


American Skandia Trust AST T. Rowe
Price Global Bond Portfolio


American Skandia Trust AST T. Rowe Price
Large-Cap Growth Portfolio


American Skandia Trust AST T. Rowe Price
Natural Resources Portfolio


American Skandia Trust AST Advanced
Strategies Portfolio


The Prudential Series Fund
Global Portfolio


The Prudential Series Fund SP T. Rowe Price
Large Cap Growth Portfolio


Strategic Partners Mutual Funds, Inc.
Strategic Partners Equity Income Fund




II. Effective on or about July 1, 2006, the subadvisory fee rate payable to WEDGE Capital Management, L.P. ("WEDGE") under the subadvisory agreement between WEDGE and Prudential Investments LLC and American Skandia Investment Services, Inc. with respect to the American Skandia Trust AST Mid Cap Value Portfolio will change. The "Portfolio Subadvisers and Fee Rates" table appearing in the section of the American Skandia Trust SAI titled "Management & Advisory Arrangements Subadvisers" is hereby revised by deleting the existing subadvisory fee rate set out for WEDGE and substituting the following new contractual subadvisory fee rate:


0.75% on assets to
$10 million;


0.65% on the next
$15 million;


0.50% on assets
over $25 million



III. The "Portfolio Subadvisers and Fee Rates" tables appearing in the section of each SAI titled "Management & Advisory Arrangements Subadvisers" are hereby revised by deleting the existing contractual subadvisory fee rates set out for Marsico Capital Management LLC and substituting the following:


0.40% of aggregate
assets to $1.5 billion;


0.35% of aggregate assets
over $1.5 billion*

* For purposes of the fee calculation, the assets of the following Portfolios or Funds subadvised by Marsico and managed or co-managed by Prudential Investments LLC and/or
American Skandia Investment Services, Inc. shall be aggregated:




 (i)
American Skandia Trust AST Marsico Capital Growth
Portfolio

(ii)
Strategic Partners Mutual Funds, Inc.  Strategic
Partners Capital Growth Fund

(iii)
Strategic Partners Asset Allocation Funds   Strategic
Partners Conservative Allocation Fund

(iv)
Strategic Partners Asset Allocation Funds   Strategic
Partners Moderate Allocation Fund

(v)
Strategic Partners Asset Allocation Funds   Strategic
Partners Growth Allocation Fund

(vi)
The Target Portfolio Trust   Large Capitalization
Growth Portfolio

(vii)
The Prudential Series Fund   Global Portfolio

(viii)
American Skandia Trust AST Advanced Strategies
Portfolio

(ix)
Future large cap growth accounts for which Marsico may provide substantially similar advisory or sub-advisory services and which Marsico, Prudential Investments LLC and/or American Skandia Investment Services, Inc. (as applicable) mutually agree in writing may be included in determining the level of average daily net assets.